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                                                                  EXHIBIT 10.120

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                               SECURITY AGREEMENT

                                     between

                     ONYX ACCEPTANCE RECEIVABLES CORPORATION

                                       and

                            THE CHASE MANHATTAN BANK,

                                as Funding Agent


                           Dated as of August 9, 1999



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                               SECURITY AGREEMENT

                SECURITY AGREEMENT, dated as of August 9, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), is between ONYX ACCEPTANCE RECEIVABLES CORPORATION, a Delaware corporation ("Recco"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as funding agent for the benefit of the Secured Parties (in such capacity, the "Funding Agent").

                              W I T N E S S E T H :

                WHEREAS, the Lenders will from time to time make Loans to Recco for the purpose of purchasing Contracts; and

                WHEREAS, it is a condition precedent to the Funding Agreement that Recco execute and deliver this Security Agreement to the Funding Agent for the benefit of the Secured Parties;

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Recco hereby agrees with the Funding Agent as follows:

                SECTION 1. Defined Terms.

        (1) As used in this Agreement or any certificate or other document made or delivered pursuant hereto, the capitalized terms used herein and therein shall, unless otherwise defined herein, have the meanings assigned to them in the Definitions List dated as of the date hereof that refers to this Agreement, which is incorporated herein by reference (the "Definitions List").

        (2) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in the Definitions List and accounting terms partly defined in the Definitions List to the extent not defined, shall have the respective meanings given to them under GAAP.



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        (3)     The words "hereof", "herein" and "hereunder" and words of
                similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph references are to this Agreement unless otherwise specified.

        (4) Capitalized terms used herein shall be equally applicable to both the singular and plural forms of such terms.

        (5) The following terms that are defined in the UCC are used herein as so defined: Chattel Paper, Documents, Equipment, General Intangibles, Instruments and Proceeds.

                SECTION 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Recco hereby assigns, pledges, grants, conveys, transfers, delivers and sets over to the Funding Agent for its benefit and for the ratable benefit of the Secured Parties a security interest in all Recco's right, title and interest in, to and under the following, whether now owned or hereafter acquired, in each case (other than clause (i)) only as related to the Purchased Contracts (collectively, the "Collateral"). For further clarification, all Collateral as heretofore described in this Section 2 (other than clause (i)) shall relate to and be in respect of Purchased Contracts as defined herein, subject to any and all provisos, as applicable, expressly included in the definition thereof.

        (1) all chattel paper, including, without limitation, the Purchased Contracts and other contracts related to the Purchased Contracts (as the same may be amended, modified, supplemented, restated or replaced from time to time) and amounts paid or payable with respect thereto;

        (2) all Files (including all Dealer Assignments) and Contract Lists, and all right, title and interest of Recco in and to the documents, agreements and instruments included in the Files, including, without limitation, rights of recourse of Recco against Vehicle Dealers;

        (3) all Insurance Policies and all rights of Recco in all Insurance Policies;

        (4) all security interests, Liens, guaranties, mortgages and other encumbrances in favor of or assigned or transferred to Recco in and to Purchased Contracts and Vehicles, and all accessions thereto and replacements thereof, and in any other property in which a security interest is assigned or transferred to Recco;



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        (5)     all of Recco's Equipment and Inventory, General Intangibles,
                Documents, Instruments, Accounts, general ledger sheets, files, records, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, tapes, cards, computer tapes and all other data and data storage systems (whether in the possession of Recco or any other Person) relating to any of the foregoing;

        (6) all deposit accounts, moneys, deposits, funds, accounts and instruments relating to the foregoing;

        (7) the Collection Account (including, without limitation, all funds at any time on deposit therein and all Permitted Investments in which such funds may at any time be invested);

        (8) the Sale Agreement and all other Operative Documents to which Recco is a party, including, without limitation, all rights of Recco to amounts due or to become due under or in connection with such agreements;

        (9) any Hedge Agreement and any guarantees or other credit enhancement associated therewith; and

        (10) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                SECTION 3. Bank Accounts; Possession of Contracts and Files.

        (1) Subject to the Collection Account Agreement, the Funding Agent shall have sole dominion and control over the Bank Accounts, and no other Person shall have any right of withdrawal therefrom.

        (2) The Controlling Party shall have the right to hold the Purchased Contracts. The Controlling Party may in its sole discretion, designate Recco or any other Person, as custodian and bailee of the Funding Agent for the benefit of the Secured Parties, to hold the Purchased Contracts. To the extent required to service the Purchased Contracts in accordance with the Sale Agreement, Recco may release the Purchased Contracts and Files to the Servicer, to be held by the Servicer as custodian and bailee of the Funding Agent during the Servicer's



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                possession thereof. The Servicer shall promptly return all such
                Purchased Contracts and Files to Recco or any such other Person as the Controlling Party shall direct when possession thereof by the Servicer is no longer required for servicing such Purchased Contracts in accordance with the Sale Agreement. In addition, the Servicer shall return the Purchased Contracts to Recco, the Funding Agent, the Surety Provider or any such other Person as the Funding Agent (at the direction of the Controlling Party) shall direct at any time upon receipt of a request from the Funding Agent to such effect.

                SECTION 4. Daily Procedures and Distributions of Collections Prior to the Termination Date. On each Business Day prior to the Termination
Date:

        (1)     Deposits.

                (1) the Servicer and Recco shall transfer or cause to be transferred to the Clearing Account (A) all Collections received on the previous Business Day in the Lock-Boxes and (B) all Collections received by the Servicer or Recco in any other manner on the previous Business Day;

                (2) the Servicer shall transfer or cause to be transferred to the Collection Account all Collections received in the Clearing Account within one Business Day after such Collections are received in the Clearing Account;

                (3) if a payment of the principal of the Loans is required on such Business Day pursuant to Section 2.4 of the Funding Agreement, Recco shall deposit the amount required into the Collection Account;

                (4) the Servicer shall transfer from the Collection Account to a sub-account of the Collection Account (the "Accrued Costs and Interest Sub-Account") on such Business Day an amount equal to the sum of the Accrued Facilities Costs Amount and the Accrued Interest Amount for such day; and

                (5) Recco shall deposit all amounts received in respect of any Hedge Agreement into the Collection Account except, so long as no Event of Default or Unmatured Event of Default shall



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                        have occurred and be continuing, for amounts received
                        prior to the Hedge Effective Date.

Until the transfers set forth in Section 4(a)(i), (ii), (iii) and (v) are made, Recco and the Servicer shall hold in trust for the benefit of the Funding Agent for the benefit of the Secured Parties all such amounts and Collections and shall not commingle such amounts and Collections with other funds of the Servicer or Recco other than funds of the Servicer or Recco in the Lock-Boxes and the Clearing Account.

        (2) Distributions. The Servicer shall make distributions from amounts on deposit in the Collection Account for the following purposes in the following order of priority, in each case to the extent such amounts are due and payable on such Business Day and to the Person entitled thereto:

                (1) an amount necessary to cure any Borrowing Base Deficiency shall be applied to reduce the principal of the Loan Note;

                (2) if Onyx Acceptance Corporation or an Affiliate is not the Servicer, an amount equal to the Servicing Fee (up to an amount calculated on the basis of a Servicing Fee Percentage equaling 1%);

                (3) to the counterparty of each Hedge Agreement on or after the Hedge Effective Date, the fixed rate payment payable by Recco under each such Hedge Agreement;

                (4) on each Determination Date, from the Accrued Costs and Interest Sub-Account, an amount equal to interest on the Loan Note in respect of interest accrued on the Loans during the related Determination Period; provided that the aggregate of the amounts paid pursuant to clauses
                        (iv) and (v) hereof on any Determination Date shall not exceed the Capped Amount;

                (5) on each Determination Date, from the Accrued Costs and Interest Sub-Account, the Facilities Fees; provided that the aggregate of the amounts paid pursuant to clauses
                        (iv) and (v) hereof on any Determination Date shall not exceed the Capped Amount;



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                (6)     from the Accrued Costs and Interest Sub-Account, an
                        amount equal to the Facilities Costs;

                (7) an amount equal to the principal of and unpaid interest on the Loans prepaid or required to be prepaid on such Business Day pursuant to Section 2.4(a) or (b) of the Funding Agreement;

                (8) either (A) an amount equal to the Servicing Fee (if Onyx Acceptance Corporation or an Affiliate thereof is the Servicer) or (B) an amount equal to the portion of the Servicing Fee not paid pursuant to clause (ii) above (if Onyx Acceptance Corporation or an Affiliate thereof is not the Servicer);

                (9) an amount equal to interest on all unreimbursed drawings under the Policies;

                (10) an amount equal to all unreimbursed drawings under the Policies and all other amounts owing to the Surety Provider under the Premium Side Letter Agreement and the Insurance Agreement;

                (11) on each Determination Date, in the following order of priority, from the Accrued Costs and Interest Sub-Account, (A) an amount equal to all interest accrued on Loans during the related Determination Period in excess of the Capped Amount not otherwise paid pursuant to clause (iv) above and (B) an amount equal to all Facilities Fees in excess of the Capped Amount not otherwise paid pursuant to clause (v) above;

                (12) an amount equal to the sum of the Recco Expenses and all other Obligations;

                (13)    for the purchase of Contracts pursuant to the Sale
                        Agreement;

                (14) an amount equal to interest and principal due on the Subordinated Note; and

                (15) an amount equal to all remaining amounts in the Collection Account for other duly authorized corporate purposes of Recco.



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provided, however, that, on any Business Day, no distribution shall be made pursuant to (xiii) or (xiv) above if the conditions set forth in Section 3.2 of the Sale Agreement have not been satisfied.

        (3) Permitted Investments. Amounts on deposit in the Accrued Costs and Interest Sub-Account and the Disbursement Sub-Account may be invested in Permitted Investments, provided that such Investments shall be selected so that the maturity dates thereof correspond to the dates on which such amounts are required to be distributed in accordance with the provisions of Section 4(b).

                SECTION 5. Daily Procedures and Distributions of Collections on each Liquidation Day. On each Liquidation Day:

        (1)     Deposits.

                (1) the Servicer and Recco shall transfer or cause to be transferred to the Clearing Account (A) all Collections received on the previous Business Day in the Lock-Boxes and (B) all Collections received by the Servicer or Recco in any other manner on the previous Business Day;

                (2) the Servicer shall transfer or cause to be transferred to the Collection Account all Collections received in the Clearing Account within one Business Day after such Collections are received in the Clearing Account;

                (3) Recco shall deposit all amounts received by Recco in respect of any Hedge Agreement into the Collection Account except, so long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing, for amounts received prior to the Hedge Effective Date. Until such transfers are made, Recco and the Servicer shall hold in trust for the benefit of the Funding Agent for the benefit of the Secured Parties all such amounts and Collections and shall not commingle such amounts and Collections with other funds of the Servicer or Recco other than funds in the Lock-Boxes and the Clearing Account.

        (2) Distributions. The Servicer shall make distributions from amounts on deposit in the Collection Account for the following purposes in the



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                following order of priority, in each case to the extent such amounts are due and payable on such day and to the Person entitled thereto:

                        first, if Onyx Acceptance Corporation or an Affiliate is
                not the Servicer, an amount equal to the Servicing Fee (up to an amount calculated on the basis of a Servicing Fee Percentage equaling 1%);

                        second, to the counterparty of each Hedge Agreement, the
                fixed rate payment payable by Recco under each such Hedge Agreement;

                        third, on each Determination Date, an amount equal to
                interest on the Loan Note in respect of interest accrued on the Loans during the related Determination Period; provided that the aggregate of the amounts paid pursuant to clauses third and fourth hereof on any Determination Date shall not exceed the Capped Amount;

                        fourth, on each Determination Date, an amount equal to
                the Facilities Fees; provided that the aggregate of the amounts paid pursuant to clauses third and fourth hereof for any Determination Date shall not exceed the Capped Amount;

                        fifth, an amount equal to the Facilities Costs;

                        sixth, an amount equal to the principal of and unpaid
                interest on the Loans required to be prepaid pursuant to Section 2.4(c) of the Funding Agreement;

                        seventh, an amount equal to interest on all unreimbursed
                drawings under the Policies;

                        eighth, an amount equal to all unreimbursed drawings
                under the Policies and all other amounts owing to the Surety Provider under the Premium Side Letter Agreement and the Insurance Agreement;

                        ninth, in the following order of priority, (A) an amount
                equal to all interest accrued on Loans during the related Determination Period in excess of the Capped Amount not otherwise paid pursuant to clause third above and (B) an amount equal to all Facilities Fees in excess of the Capped Amount not otherwise paid pursuant to clause fourth above;



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                        tenth, an amount equal to the sum of all Recco Expenses
                and all other Obligations;

                        eleventh, an amount equal to the principal of and
                interest due on the Subordinated Note;

                        twelfth, either (A) an amount equal to the Servicing Fee
                (if Onyx Acceptance Corporation or an Affiliate thereof is the Servicer) or (B) an amount equal to the portion of the Servicing Fee not otherwise paid pursuant to clause first above (if Onyx Acceptance Corporation or an Affiliate thereof is not the Servicer); and

                        thirteenth, all remaining amounts to Recco, or to such
                Persons and in such amounts as a court of competent jurisdiction may direct.

        (3) Permitted Investments. Amounts on deposit in the Accrued Costs and Interest Sub-Account and the Disbursement Sub-Account may be invested in Permitted Investments, provided that such Permitted Investments shall be selected so that the maturity dates thereof correspond to the dates on which such amounts are required to be distributed in accordance with the provisions of Section 5(b).

        (4) Clearing Account. The Clearing Account is a general clearing account held by and in the name of Onyx Acceptance Financial Corporation into which Collections as well as collections on other assets are deposited. The parties hereto agree and acknowledge that (i) any Collections transferred to the Clearing Account prior to the transfer of such Collections to the Collection Account will be subject at all times to the terms of the Intercreditor Agreement and (ii) the balance in the Clearing Account may not at any time fall below the amount deposited representing Collections which have not been transferred to the Collection Account.

        (5) Optional Deposits by Surety Provider. The Surety Provider shall at any time, and from time to time, have the option (but shall not be required, except in accordance with the terms of the Note Policy) to deliver amounts to the Funding Agent for deposit into the Collection Account to provide funds in respect of the payment of fees or expenses of any provider of services to Recco or to any other Person or in respect of any amounts payable pursuant to Section 4(b) or 5(b)



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                hereof. Any payment under this Section 5(e) shall constitute an amount paid under the Note Policy.

                SECTION 6. Rights of Funding Agent; Limitations on Funding Agent's Obligations.

        (1) Funding Agent Not Liable under Contracts. The Funding Agent shall not have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Funding Agent of any payment relating to such Contract, nor shall the Funding Agent be obligated in any manner to perform any such obligations under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        (2) Notice to Obligors. At any time upon the request of the Funding Agent (acting at the direction of the Controlling Party), Recco shall notify the Obligors that the Contracts have been assigned to the Funding Agent and that payments in respect thereof shall be made directly to the Funding Agent. The Funding Agent (acting at the direction of the Controlling Party) may in its own name or in the name of others communicate with the Obligors to verify with them to its satisfaction the existence, amount and terms of any Purchased Contracts.

        (3) Analysis of Contracts. The Funding Agent and the Surety Provider shall have the right to make test verifications of the Purchased Contracts in any manner and through any medium that it considers advisable, and Recco shall furnish all such assistance and information as the Funding Agent and the Surety Provider may require in connection therewith. In addition, at any time and from time to time, upon the Funding Agent's or Surety Provider's request and at the expense of Recco, Recco shall cause independent public accountants or others satisfactory to the Funding Agent and the Surety Provider to furnish to the Funding Agent and the Surety Provider reports showing reconciliations, aging and test verifications of, and trial balances for, the Purchased Contracts.



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        (4)     Proceeds. Subject to the provisions of Section 4(a) and 5(a), any Proceeds, when collected by Recco, shall be forthwith deposited by Recco in the exact form received, duly endorsed by Recco to the Funding Agent if required, in the Collection Account, subject to withdrawal by the Funding Agent only, and, until so turned over, shall be held by Recco in trust for the Funding Agent. Such Proceeds shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Funding Agent shall apply all or any part of the funds on deposit in the Collection Account in accordance with Sections 4 and 5 hereof. Upon the request of the Funding Agent or the Surety Provider, Recco shall deliver or cause to be delivered to the Funding Agent all Files relating to the Purchased Contracts, including original and other documents evidencing, and relating to, the transactions which created the Purchased Contracts, including, without limitation, all original orders, invoices, receipts and similar documents.

        (5) Document Delivery. In connection with the security interest granted herein, on or prior to each date on which a Loan is disbursed from the Disbursement Sub-Account, Recco shall have received from the Seller the original Purchased Contract and complete Files relating to each Purchased Contract for which such Loan was made on such date. Recco shall hold such Purchased Contracts and Files for the benefit of the Funding Agent, and, upon request of the Funding Agent or the Surety Provider, Recco shall deliver such Contracts and Files to the Funding Agent or to such Person as the Funding Agent or the Surety Provider may designate. In addition, Recco shall mark the following notation on the computer tape for such Purchased Contract and File: "The Purchased Contracts herein have been pledged to secure the debt of Recco to the Secured Parties, and their successors and assigns pursuant to that certain Security Agreement dated as of August 9, 1999 between Recco and The Chase Manhattan Bank, as Funding Agent for the benefit of the Secured Parties".

                SECTION 7. Representations and Warranties. Recco hereby represents and warrants that:

        (1) Title; No Other Liens. Except for the Lien granted to the Funding Agent pursuant to this Agreement and the other Liens permitted pursuant to any of the other Operative Documents, Recco owns each



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                item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Funding Agent pursuant to this Agreement or as may be permitted pursuant to the Funding Agreement.

        (2) Perfected First Priority Liens. The Liens granted pursuant to this Agreement constitute perfected first priority Liens on the Collateral in favor of the Funding Agent and are enforceable as such against all creditors of and purchasers from Recco and, in the case of any Collateral constituting fixtures, against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

        (3) Chief Executive Office. Recco's chief executive office and chief place of business is located at 27051 Towne Centre Drive, Suite 210 Foothill Ranch, California 92610.

        (4)     Locations. All Collateral is located at the addresses listed on
                Schedule 7(d) hereto.

                SECTION 8. Covenants. Recco covenants and agrees with the Funding Agent for the benefit of the Secured Parties that until the Obligations are paid in full:

        (1) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Funding Agent or the Surety Provider, and at the sole expense of Recco, Recco will promptly and duly execute and deliver such further instruments and documents and take such further action as the Funding Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC with respect to the Liens created hereby, including all steps necessary to maintain perfection of the security interest of Recco in each Vehicle. Recco also hereby authorizes the Funding Agent and the Surety Provider to file any such financing or continuation statement without the signature of Recco to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any



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                additional promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Funding Agent or such other person as the Funding Agent may designate, duly endorsed in a manner satisfactory to the Funding Agent, to be held as Collateral pursuant to this Agreement.

        (2) Indemnification. Recco will pay, and save the Funding Agent and the Surety Provider harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes (excluding income and franchise taxes) which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement. In any suit, proceeding or action brought by the Funding Agent or the Surety Provider in respect of any Purchased Contract for any sum owing thereunder, or to enforce any provisions of any Purchased Contract, Recco will save, indemnify and keep the Funding Agent and the Surety Provider harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Recco of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Recco. Notwithstanding the foregoing, the parties hereto hereby agree that under no circumstances shall Recco be liable for, or required to pay any amount pursuant to this paragraph (b), resulting from gross negligence or willful misconduct on the part of the Funding Agent or the Surety Provider.

        (3) Maintenance of Records. Recco will keep and maintain, or cause to be maintained by the Servicer, at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Purchased Contracts. Recco will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. At any time upon the request of the Funding Agent or Surety Provider, Recco shall, during normal business hours, turn over any books and records to the Funding Agent or



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                the Surety Provider or to its representatives that the Funding
                Agent or the Surety Provider shall so request.

        (4) Right of Inspection. The Funding Agent and the Surety Provider shall at all times have full and free access during normal business hours to all the books, correspondence and records of Recco and to all Purchased Contracts and Files held by Recco, and the Funding Agent and the Surety Provider or their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and Recco agrees to render to the Funding Agent and the Surety Provider, at Recco's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

        (5) Compliance with Laws, etc. Recco will comply with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Recco's business; provided, however, that Recco may contest any Requirement of Law in any reasonable manner which shall not, in the reasonable opinion of the Funding Agent or the Surety Provider, adversely affect the rights of the Funding Agent or the Secured Parties or the priority of the Lien of the Funding Agent on the Collateral.

        (6) Compliance with Terms of Contracts, etc. Recco will perform and comply with all its obligations under the Purchased Contracts and all its other Contractual Obligations relating to the Collateral.

        (7) Payment of Obligations. Recco will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on Recco's books in accordance with GAAP.

        (8) Limitation on Liens on Collateral. Recco will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the



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                Collateral, other than the Liens created hereby and other than as permitted pursuant to the Funding Agreement, and will defend the right, title and interest of the Funding Agent in and to any of the Collateral against the claims and demands of all Persons whomsoever.

        (9) Limitations on Dispositions of Collateral. Recco will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as provided for in this Agreement.

        (10) Limitations on Modifications, Waivers, Extensions of Contracts. Recco will not, and will not permit any other Person to, (i) amend, modify, terminate or waive any provision of any Purchased Contract in any manner which could have an adverse effect on the value of such Purchased Contract as Collateral except in accordance with clause (k) of this Section 8, (ii) fail to exercise promptly and diligently each and every right which it may have under each Purchased Contract, (iii) fail to deliver to the Funding Agent and the Surety Provider, upon the request of the Funding Agent and the Surety Provider, a copy of each demand, notice or document received by it relating in any way to any Purchased Contract, (iv) fail to deliver to the Funding Agent and the Surety Provider a copy of each demand, notice or document sent to each Obligor at the request of the Funding Agent or the Surety Provider; and (v) act otherwise than in accordance with the Credit and Collection Policy.

        (11) Limitations on Discounts, Compromises, Extensions of Contracts. Other than pursuant to the Credit and Collection Policy, Recco will not, and will not permit any other Person to, grant any extension of the time of payment of any of the Purchased Contracts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

        (12) Maintenance of Equipment. Recco will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

        (13) Further Identification of Collateral. Recco will furnish to the Funding Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Funding Agent may reasonably request, all in reasonable detail.

        (14) Notices. Recco will advise the Funding Agent and the Surety Provider promptly, in detail, at its address set forth in the Funding Agreement, (i) of any Lien (other than Liens created or permitted hereby) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could have in the reasonable exercise of the judgment of the Funding Agent or the Surety Provider a material adverse effect on the Collateral or on the Liens created hereunder. Recco will promptly notify S&P and Moody's of any amendment to any Interest Rate Hedge Mechanism.

A copy of any notice delivered to or required to be sent by Recco hereunder shall be sent by Recco to the holder of the Subordinated Note.

        (15) Changes in Locations, Name, etc. Recco will not, without providing 30 days prior written notice to the Funding Agent and the Surety Provider (and, in the case of clause (iv), without the prior written consent of the Funding Agent and the Surety Provider), and without filing any UCC financing statements necessary or desirable (in the opinion of the Funding Agent and the Surety Provider) to maintain the perfection and priority of the Funding Agent's security interest in the Collateral as provided for herein, (i) change the location of its chief executive office/chief place of business from that specified in
                Section 7(c) or remove its books and records from such location,
                (ii) permit any Equipment that it may acquire to be kept at a location other than that specified in Section 7(d), (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Funding Agent in connection with this Agreement would become misleading or (iv) change the location where the Purchased Contracts and the Files are maintained.

                SECTION 9. Funding Agent's Appointment as Attorney-in-Fact.

        (1) Powers. Recco hereby irrevocably constitutes and appoints the Funding Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Recco and in the name of Recco or in its own name, from time to time in the Funding

                Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all lawful and appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Recco hereby gives the Funding Agent the power and right, on behalf of Recco, without notice to or assent by Recco, to do the following:

                (1) at the direction of the Controlling Party, upon the occurrence and during the continuance of any Unmatured Event of Default or Event of Default, in the name of Recco or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Instrument, General Intangible or Contract and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Funding Agent for the purpose of collecting any and all such moneys due under any Instrument, General Intangible or Contract whenever payable;

                (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                (3) at the direction of the Controlling Party, upon the occurrence and during the continuance of any Unmatured Event of Default or Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Funding Agent or as the Controlling Party shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any proceeds thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Recco with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Funding Agent may deem appropriate; (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral pursuant to Section 11 hereof as fully and completely as though the Funding Agent were the absolute owner thereof for all purposes, and to do, at the Funding Agent's option and Recco's expense, at any time, or from time to time, all lawful acts and things which the Funding Agent deems necessary to protect, preserve or realize upon the Collateral and the Funding Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Recco might do; and (H) implement the Alternate Servicing Plan.

Recco hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

        (2) Other Powers. Recco also authorizes the Funding Agent, at any time and from time to time, to execute, in connection with the sale provided for in Section 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

        (3) No Duty on Funding Agent's Part. The powers conferred on the Funding Agent hereunder are solely to protect the Funding Agent's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Funding Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Recco for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

                SECTION 10. Performance by Funding Agent of Recco's Obligations. If Recco fails to perform or comply with any of its agreements contained herein and the Funding Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Funding Agent incurred in connection with such performance or compliance, together with interest thereon until paid in full at a rate per annum equal to the Default Rate, shall be payable by Recco to the Funding Agent on demand and shall constitute Obligations secured hereby.

                SECTION 11. Remedies. If an Event of Default shall occur and be continuing, the Funding Agent may with the consent of, and shall at the direction of, the Controlling Party, exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Funding Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Recco or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver said Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Funding Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Funding Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in Recco, which right or equity is hereby waived or released. Recco further agrees, at the Funding Agent's request, to assemble the Collateral and the Files and make them available to the Funding Agent at places which the Funding Agent shall select, whether at Recco's premises or elsewhere. The Funding Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Funding Agent hereunder, including, without limitation, attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Funding Agent may elect, and only after such application and after the payment by the Funding Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the UCC, need the Funding Agent account for the surplus, if any, to Recco. To the extent permitted by applicable law, Recco waives all claims, damages, and demands against the Funding Agent arising out of the repossession, retention or sale of the Collateral. If any notice of a proposed sale or disposition of Collateral shall be required by law, such notice shall be deemed reasonably and properly given if given (effective upon dispatch) in any manner provided in the Funding Agreement at least 10 days before such sale or disposition. Recco shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Funding Agent to collect such deficiency.

                Upon the occurrence of an Event of Default, and upon the written instructions of the Controlling Party, Recco shall take such action or shall cause such action to be taken pursuant to any and all Interest Rate Hedge Mechanisms and/or enter into any Hedge Agreement at the sole expense of Recco promptly upon the request of the Controlling Party.

                SECTION 12. Limitation on Funding Agent's Duties in Respect of Collateral. The Funding Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Funding Agent deals with similar property for its own account. Neither the Funding Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Recco or otherwise.

                SECTION 13. Powers Coupled with an Interest. All powers of attorney, authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

                SECTION 14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                SECTION 15. Section and Paragraph Headings. The section and paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                SECTION 16. No Waiver; Cumulative Remedies. The Funding Agent shall not by any act (except pursuant to the execution of a written instrument pursuant to Section 17 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Unmatured Event of Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Funding Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Funding Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Funding Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                SECTION 17. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Recco, the Funding Agent and the Surety Provider and with prior written notice thereof to S&P and Moody's. This Agreement shall be binding upon the successors and assigns of Recco and shall inure to the benefit of the Funding Agent and its successors and assigns.

                SECTION 18. Integration. This Agreement represents the agreement of Recco with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Funding Agent relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Documents.

                SECTION 19. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                SECTION 20. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                SECTION 21. Termination and Release.

        (1) This Agreement and the security interests created or granted hereby shall remain in full force and effect until the indefeasible payment in full in cash of all of the Obligations, at which time, following the receipt by the Funding Agent of written notice from the Lenders and the Surety Provider that such Obligations have been so paid, the security interest created or granted hereby shall terminate and the Funding Agent shall, at the sole expense of Recco, execute and deliver such documents and instruments (including without limitation UCC termination statements) necessary to evidence the termination of such security interest, as Recco may reasonably request.

        (2) (i) Recco Request for Release. Recco intends from time to time to sell Purchased Contracts and other related Collateral to (x) entities which will then privately or publicly sell securities backed by such Purchased Contracts and Collateral, (y) in whole loan bulk sales to unaffiliated third parties or (z) in whole loan bulk sales to Onyx Acceptance Corporation, in each case, for a cash purchase price of not less than the aggregate Outstanding Balance of such Purchased Contracts plus accrued and unpaid interest thereon; provided that, at least once per annum, Recco shall conduct a sale such that, after giving effect to such sale, the Outstanding Balances of all Purchased Contracts owned by Recco is equal to or less than 25% of the Outstanding Balances of all Purchased Contracts immediately prior to such sale. Notwithstanding anything to the contrary in Sections 6.4, 6.5, and 6.16 of the Funding Agreement, Recco shall be permitted to sell Purchased Contracts pursuant to the foregoing provisions only upon satisfaction of the following conditions precedent:

                        (1) sales pursuant to clause (x) shall occur no more frequently than once each calendar quarter;

                        (2) sales pursuant to clauses (x) and (y) shall not be to any entity which is a direct competitor of the Surety Provider, including, without limitation, Ambac Assurance Corporation, Financial Security Assurance Corporation, Financial Guaranty Insurance Corporation or any affiliate thereof;

                        (3) each of the Seller and Recco shall be in compliance with all of its covenants in the Operative Documents and no adverse selection procedures shall have been used by Recco or the Servicer in selecting Purchased Contracts for such sales; and

                        (4) The Funding Agent and the Surety Provider shall have received copies of all documents executed in connection with such sale.

                The proceeds of all sales by Recco pursuant to clauses (x), (y) and (z) above shall be applied to prepay the Loan Note and the Subordinated Note. Upon not less than 5 Business Days' prior written notice to the Funding Agent and the Surety Provider, Recco may request that specified Purchased Contracts and other related Collateral be released in connection with such sales and the prepayment of the Loan Note as provided in Section 2.4(b) of the Funding Agreement. In connection with such request, Recco shall execute and deliver to the Funding Agent and the Surety Provider a Lien Release Request Certificate in the form attached hereto as Exhibit A. In selecting the Purchased Contracts enumerated in its Lien Release Request Certificate delivered to the Funding Agent and the Surety Provider pursuant hereto, Recco shall employ selection procedures which are not adverse to the interests of the Funding Agent, the Lenders or the Surety Provider. Recco shall deliver to the Funding Agent and the Surety Provider (i) monthly servicer reports for all Contracts serviced but not owned by Onyx aggregated by portfolio and owner and (ii) copies of all material amendments, waivers or modifications to any documents executed in connection with the sale of Purchased Contracts by Recco.

                (ii) Funding Agent Release. Upon receipt of an amount in immediately available funds equal to the sum of the principal amount of such prepayment, all interest accrued and to accrue thereon and unpaid and all other costs and Obligations of Recco and the Seller associated with such prepayment and unpaid under any Operative Document (including, without limitation, amounts payable pursuant to Section 2.4(b) of the Funding Agreement), to be paid by Recco from the Collection Account pursuant to Section 4(b) hereof, the Funding Agent shall, with the consent of the Surety Provider at the sole expense of Recco, execute and deliver a Funding Agent Lien Release Certificate in the form attached hereto as Exhibit B which shall evidence the release of its security interest in Purchased Contracts having an Outstanding Balance equal to the principal amount of the Loan Note being prepaid divided by the Net Advance Rate on such day.

                (iii) Documents and Filings. In connection with any such release pursuant to this Section 21, Recco and the Funding Agent shall, at the sole expense of Recco, execute and deliver any documents and instruments necessary to evidence the release of the Funding Agent's security interest in such Purchased Contracts and other Collateral, including without limitation, forms UCC-2 prepared for filing in all appropriate jurisdictions.

                SECTION 22. Funding Agent Direction; Replacement Policy. (a) Except as otherwise specifically provided otherwise herein and in the other Operative Documents, the Funding Agent shall obtain the consent of the Controlling Party when taking action or refraining from taking action in connection with any amendment, waiver, consent (or consent to departure from) this Agreement or any of the other Operative Documents.

                (b) Recco further agrees that, after the occurrence of a Replacement Event and upon the request of the Funding Agent (acting at the direction of the Required APA Banks), Recco will obtain a Replacement Policy acceptable to the Funding Agent and the Required APA Banks within thirty (30) days of such request, and Recco shall pay or cause to be paid all amounts due and payable to the current Surety Provider pursuant to the terms of the Operative Documents. In furtherance of the foregoing, following the occurrence of a Replacement Event, the Funding Agent hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein or in any other Operative Document, upon the direction of the Required APA Banks, the Funding Agent shall release the Note Policy to the Surety Provider, provided that (i) a Replacement Policy acceptable to (and issued by an entity acceptable to) the Funding Agent, the Required APA Banks, Moody's and S&P has been previously or simultaneously delivered to the Funding Agent and (ii) all amounts due and payable to the current Surety Provider pursuant to the terms of this Agreement and the other Operative Documents have been paid in full.

                IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        ONYX ACCEPTANCE RECEIVABLES
                                        CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        THE CHASE MANHATTAN BANK, as Funding
                                        Agent for the benefit of
                                        the Secured Parties

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted and agreed as of the date first above written:

MBIA INSURANCE CORPORATION,
  as Surety Provider

By:
   -----------------------------------
   Name:
   Title:

ONYX ACCEPTANCE CORPORATION,
  as Servicer

By:
   -----------------------------------
   Name:
   Title:

                                  SCHEDULE 7(d)

                             Locations of Collateral

The Collateral is located at:

        Onyx Acceptance Receivables Corporation
        27051 Towne Centre Drive, Suite 210
        Foothill Ranch, California  92610

        Schick Data Bank
        26862 Vista Terrace
        Lake Forest, California

                                    EXHIBIT A

                        LIEN RELEASE REQUEST CERTIFICATE

         from Recco to the Funding Agent, the Surety Provider and Seller
                pursuant to Section 21 of the Security Agreement
               and Section 19 of Subordinated Security Agreement

[ date ]

The Chase Manhattan Bank,
   as Funding Agent
450 West 33rd Street, 14th Floor
New York, New York 10001
Attention: Structured Finance Services, PARCO Manager

Onyx Acceptance Corporation
27051 Towne Centre Drive
Foothill Ranch, California 92610
Attention: Don Duffy

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management, Structured Finance

Re: Onyx Acceptance Receivables Corporation/Commercial Paper Program-- Request for Release of Lien

Ladies and Gentlemen:

                Onyx Acceptance Receivables Corporation ("Recco") refers to (i) the Security Agreement dated as of August 9, 1999 (as amended, supplemented or otherwise modified, the "Security Agreement"), and (ii) the Subordinated Security Agreement dated as of August 9, 1999 (as amended, supplemented or otherwise modified, the "Subordinated Security Agreement"). Terms not otherwise defined herein are used herein as defined in the Definitions List dated August 9, 1999, which is incorporated herein by reference.

                 Recco submits this Lien Release Request Certificate pursuant to
Section 21 of the Security Agreement and Section 19 of the Subordinated Security

Agreement and requests that The Chase Manhattan Bank, in its capacity as Funding Agent for the benefit of the Secured Parties under the Security Agreement, and Onyx Acceptance Corporation, in its capacity as Seller under the Subordinated Security Agreement ("Onyx"), each release (and Onyx cause its assignee to release) all of their liens on and security interests in the assets described on
Schedule 1 attached hereto (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in Schedule
1).

                                        ONYX ACCEPTANCE RECEIVABLES
                                        CORPORATION

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT B

                     FUNDING AGENT LIEN RELEASE CERTIFICATE
                pursuant to Section 21 of the Security Agreement

[Date]

Onyx Acceptance Receivables Corporation
27051 Towne Centre Drive
Foothill Ranch, California  92610

Re: Partial Collateral Release

Ladies and Gentlemen:

                We hereby refer to the Lien Release Request Certificate submitted by Onyx Acceptance Receivables Corporation ("Recco") dated _______________, a copy of which is attached hereto (the "Request Certificate"). Pursuant to the Request Certificate, The Chase Manhattan Bank, acting in its capacity as the Funding Agent under the Security Agreement, hereby releases its liens on and security interests in the assets identified in Schedule 1 attached to the Request Certificate (and all proceeds thereof, all books, records and computer records pertaining thereto and all other assets that constitute Collateral which are specifically related to the assets described in that
Schedule 1).

                This Lien Release Certificate may be executed in any number of counterparts.

                                        THE CHASE MANHATTAN BANK, as
                                        Funding Agent for the benefit of
                                        the Secured Parties

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

Consented to and agreed
as of the date first above written:

MBIA INSURANCE CORPORATION

By:
   ----------------------------------
   Name:
   Title: